Exhibit 4.3

EXECUTION VERSION

AIRBNB, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of April 17, 2020, by and among Airbnb, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, each of the stockholders listed on Schedule B hereto, each of whom is referred to as a “Founder”, and any New Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors have purchased from the Company shares of the Company’s Series Seed Preferred Stock (“Series Seed Stock”), and in connection therewith, the Company and certain of the Investors also entered into an Investors’ Rights Agreement dated as of April 20, 2009 (the “Series Seed Agreement”).

WHEREAS, certain of the Investors have purchased from the Company shares of the Company’s Series A Preferred Stock (“Series A Stock”), and in connection therewith, the Company and such Investors also entered into an Amended and Restated Investors’ Rights Agreement dated as of April 30, 2010 (the “Series A Agreement”) which superseded the Series Seed Agreement in its entirety.

WHEREAS, certain of the Investors have purchased from the Company shares of the Company’s Series B Preferred Stock (“Series B Stock”) and Series B-1 Preferred Stock (the “Series B-1 Stock”), and in connection therewith, the Company and such Investors also entered into an Amended and Restated Investors’ Rights Agreement dated as of July 22, 2011 (the “Series B Agreement”), which superseded the Series A Agreement in its entirety.

WHEREAS, certain of the Investors have purchased from the Company shares of the Company’s Series C Preferred Stock (“Series C Stock”), and in connection therewith, the Company and such Investors also entered into an Amended and Restated Investors’ Rights Agreement dated as of December 5, 2012 (the “Series C Agreement”), which superseded the Series B Agreement in its entirety.

WHEREAS, certain of the Investors have purchased from the Company shares of the Company’s Series D Preferred Stock (the “Series D Stock”), and in connection therewith, the Company and such Investors also entered into an Amended and Restated Investors’ Rights Agreement dated as of April 16, 2014 (the “Series D Agreement”), which superseded the Series C Agreement in its entirety.

WHEREAS, certain of the Investors have purchased from the Company shares of the Company’s Series E Preferred Stock (the “Series E Stock”), and in connection therewith, the Company and such Investors also entered into an Amended and Restated Investors’ Rights Agreement dated as of July 14, 2015 (the “Series E Agreement”), which superseded the Series D Agreement in its entirety.

WHEREAS, certain of the Investors have purchased from the Company shares of its Series F Preferred Stock (the “Series F Stock” and, collectively with the Series Seed Stock, the Series A Stock, the Series B Stock, the Series B-1 Stock, the Series C Stock, the Series D Stock and the Series E Stock, the “Preferred Stock”) pursuant to a Series F Preferred Stock Purchase Agreement dated as of July 28, 2016, by and among the Company and certain of the Investors (the “Purchase Agreement”), and in connection therewith, the Company and such Investors also entered into an Amended and Restated Investors’ Rights Agreement dated as of July 28, 2016 (the “Prior Agreement”), which superseded the Series E Agreement in its entirety.

WHEREAS, concurrently herewith, the Company is issuing to certain of the Investors certain Warrants to Purchase Class A Common Stock (collectively, the “Warrants”) pursuant to a Letter Agreement dated as of April 6, 2020, by and among the Company and such Investors (the “Warrant Letter Agreement”), in connection with that certain Second Lien Credit and Guaranty Agreement, dated as of April 6, 2020, by and among the Company, as Borrower, certain Subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and TOP IV TALENTS, LLC, as Administrative Agent and Collateral Agent (the “Second Lien Credit Agreement”).

WHEREAS, as an inducement to the Investors and the Company to consummate certain transactions in connection with the Warrant Letter Agreement and the Second Lien Credit Agreement, including the issuance of the Warrants, certain of the Investors, the Founders and the Company desire to amend and replace the Prior Agreement in its entirety by entering into this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1    “Advisory Clients” means a mutual fund, pension fund, pooled investment vehicle or institutional client advised by an investment advisor registered under the Investment Advisers Act of 1940 or regulated under the U.K. Financial Conduct Authority.

1.2    “Affiliate” means, with respect to any specified Person, or any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing partner, officer or director of such Person or any venture capital fund or other private investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. Without limiting the generality of the foregoing, with respect to The Founders Fund II, LP, The Founders Fund II Principals Fund, LP, The Founders Fund II Entrepreneurs Fund, LP, The Founders Fund III, LP, The Founders Fund III Principals Fund, LP, The Founders Fund III Entrepreneurs Fund, LP, The Founders Fund IV, LP and The Founders Fund IV Principals Fund, LP (collectively, “FF”), the term “Affiliate” shall include each entity included in the definition of FF, The Founders Fund, LP, The Founders Fund Management, LLC, The Founders Fund II Management, LLC, The Founders Fund III Management, LLC, The Founders Fund IV Management, LLC and any partner thereof (or any retirement accounts held on behalf of any such partner). Additionally, the term “Affiliate” shall include the registered investment advisor (or sub-advisor) of an Investor.

1.3    “Common Stock” means shares of the Class A Common Stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock of the Company, par value $0.0001 per share.

1.4    “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement of a material fact or omission to state a material fact in any registration statement of the Company, or any amendments or supplements thereto, necessary in order to make the statements therein, not misleading; (ii) any untrue statement of a material fact or omission to state a material fact in any preliminary or final prospectus of the Company, or any amendments or supplements thereto, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.7    “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.8    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.9    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.10    “GAAP” means generally accepted accounting principles in the United States.

1.11    “Holder” means any holder of Registrable Securities or Warrants who is a party to this Agreement.

1.12    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.13    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement in accordance with the provisions of Section 2.

1.14    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.15    “Founder Registrable Securities” means (i) the 102,247,320 shares of Common Stock held by the Founders and their affiliated entities, (ii) the 6,894,438 shares of Common Stock subject to issuance upon exercise of options held by the Founders and their affiliated entities, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.16    “Major Investor” means (a) any Investor that is an “accredited investor” under the Securities Act and, individually or together with such Investor’s Affiliates, holds at least 5,400,000 shares of Registrable Securities, at least 1,200,000 shares of Series D Stock (or shares of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), at least 1,000,000 shares of Series E Stock (or shares of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), at least the number of shares of Common Stock and/or Series F Stock (or shares of Common Stock issued upon conversion thereof) (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date of this Agreement) that, pursuant to Section 1 of the Purchase Agreement, such Investor, individually or together with such Investor’s Affiliates, has purchased for consideration equal to a Total Amount (as defined in the Purchase Agreement) with respect to such Investor, individually or together with such Investor’s Affiliates, of at least $75,000,000, as such amount was delivered into the Escrow Account (as defined in the Purchase Agreement) in accordance with Section 1.2(a) of the Purchase Agreement, and notwithstanding any reduction of a Purchaser’s Total Amount by the Company pursuant to Sections 1.1 and 1.2 of the Purchase Agreement; provided that in no event may shares held by an Affiliate of an Investor be aggregated among more than a single Investor, if such Affiliate is an Affiliate of more than one Investor; provided that the foregoing proviso shall not restrict shares held by different funds managed or affiliated with TCMI, Inc. from being aggregated together, (b) SLP Constellation Aggregator, L.P., together with its Affiliates that hold Warrants to purchase shares of Class A Common Stock or shares of Class A Common Stock issued pursuant to such Warrants, (“SLP”), provided, however, that such Investor shall cease to be considered a Major Investor for purposes of this Agreement at such time that such Investor, no longer holds Warrants to purchase shares of Class A Common Stock or shares of Class A Common Stock issued pursuant to such Warrant, in the aggregate, equal to at least 1,322,466 shares of Class A Common Stock (as adjusted for any stock sale, stock split, stock dividend, combination or other recapitalization or reclassification effected after April 17, 2020) and (c) TAO Finance 1, LLC, together with its Affiliates that hold Warrants to purchase shares of Class A Common Stock or shares of Class A Common Stock issued pursuant to such Warrants, (“SSP”), provided, however, that any such Investor shall cease to be considered a Major Investor for purposes of this Agreement at such time that such Investor, no longer holds Warrants to purchase shares of Class A Common Stock or shares of Class A Common Stock issued pursuant to such Warrant, in the aggregate, equal to at least 1,322,466 shares of Class A Common Stock (as adjusted for any stock sale, stock split, stock dividend, combination or other recapitalization or reclassification effected after April 17, 2020).

1.17     “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable (in each case, directly or indirectly) for such equity securities.

1.18    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of shares of the Preferred Stock held by the Investors; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; (iii) the Common Stock issuable or issued under the Warrants; provided, that for all purposes under Sections 2.1 and 2.2, solely the Common Stock actually issued under the Warrants shall be deemed Registrable Securities (iv) the Founder Registrable Securities, provided however, that such Founder Registrable Securities shall not be deemed to be Registrable Securities and the Founders shall not be deemed to be Holders for purposes of Sections 2.1, 2.10, 3.1, 3.2, 4 and 6.6; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii), (iii) and (iv) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.1    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.2    “Restated Certificate” means the Company’s Restated Certificate of Incorporation (as may be amended from time to time).

1.3    “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.4    “SEC” means the Securities and Exchange Commission.

1.5    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.6    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.7    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.8    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)     Form S-1 Demand. If at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least 30% of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price, net of Selling Expenses, of at least $100,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)     Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from one or more Holders of at least 30% of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $50,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)     Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d)     The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a registration statement filed in connection with a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a registration statement filed in connection with a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement becomes effective in accordance with the rules and regulations of the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand or S-3 registration statement, as applicable, pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject only to the reasonable approval of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders (excluding the Founders) to be included in such underwriting shall not be reduced unless all other securities, including those held by the Founders, are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion to (as nearly as practicable) the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities, including the Founder Registrable Securities, (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence.

(c)    For purposes of Section 2.1, a registration under Section 2.1 shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), more than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually excluded.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the applicable prospectus or prospectus supplement contained in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by the applicable prospectus or prospectus supplement contained in such registration statement;

(c)    furnish to the selling Holders a copy of the preliminary prospectus (which copy may be in electronic form) and a copy of such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    make available for inspection by the selling Holders, any managing underwriter(s) participating in an offering pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as may be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed $50,000 (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any

Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration if such agreement (i) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration if such inclusion could reduce the minimum number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 2.1(a) and 2.1(b) hereof or (ii) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 2.1 hereof; provided, that this limitation shall not apply to any New Purchasers who becomes a party hereto pursuant to Section 6.9 hereof.

2.11    “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (the “Lock-Up Period”) (such period not to exceed one hundred eighty (180) days, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering (collectively, “Lock-Up Securities”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. If any Holder is granted an early release or discretionary waiver from the restrictions set forth in this Section 2.11 by the Company or from restrictions in any agreement with the managing underwriter with respect to any Lock-Up Securities held by such Holder and its Affiliates having a fair market value in excess of $1,000,000 in the aggregate (whether in one or multiple releases or waivers), then all other Holders shall also be granted an early release or discretionary waiver on the same terms and conditions from their respective obligations under this Section 2.11 or under any agreement with the managing underwriter with respect to the same percentage of the total number of Lock-Up Securities held by such Holders as the percentage of the total number of Lock-Up Securities that are the subject of such release.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred by any Holder, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer by any Holder, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance by the Investors with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the market stand-off period following the IPO, SEC Rule 144, to be bound by the terms of this Section 2.12. Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto agree that all Registrable Securities and Founder Registrable Securities shall be bound by any and all restrictions on transfer set forth in the Company’s bylaws. Notwithstanding anything to the contrary set forth in this Agreement or the other Transaction Agreements (as defined in the Purchase Agreement):

(i)     FF and any Affiliate of FF may transfer any Preferred Stock or Registrable Securities to any Affiliate of FF so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(i)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Founder Voting Agreement (as defined in the Purchase Agreement).

(ii)    TPG Aura Holdings, L.P. (“TPG”) and any Affiliate of TPG may transfer any Preferred Stock or Registrable Securities to any Affiliate of TPG so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(ii)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement (as defined in the Purchase Agreement).

(iii)    Dragoneer Travel, L.P. (“DT”) and any Affiliate of DT may transfer any Preferred Stock or Registrable Securities to any Affiliate of DT so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(iii)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement.

(iv)    General Atlantic (AB), L.P. (“GA”) and any Affiliate of GA may transfer any Preferred Stock or Registrable Securities to any Affiliate of GA so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(iv)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement.

(v)    Hillhouse AB Holdings Limited (“HH”) and any Affiliate of HH may transfer any Preferred Stock or Registrable Securities to any Affiliate of HH so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(v)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement.

(vi)    Tiger Global Private Investment Partners IX, L.P. (“Tiger”) and any Affiliate of Tiger may transfer any Preferred Stock or Registrable Securities to any Affiliate of Tiger so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(vi)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement.

(vii)    An Advisory Client may transfer any Preferred Stock or Registrable Securities owned by such Advisory Client to another Advisory Client pursuant to a merger or reorganization of such Advisory Client so long as the following requirements are met: (x) written notice is provided to the Company promptly after such merger or reorganization; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(vii)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (as defined in the Purchase Agreement) (other than the Purchase Agreement), and the Series D/E/F Founder Voting Agreement.

(viii)    TCV VIII, L.P., TCV VIII (A), L.P., TCV VIII (B), L.P. and TCV Member Fund, L.P. (collectively, “TCV”) and any Affiliate of TCV may transfer any Preferred Stock or Registrable Securities to any Affiliate of TCV so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(viii)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement.

(ix)    Google Capital 2015, LP (“Google Capital 2015”) and Google Capital 2016, LP (“Google Capital 2016” and, together with Google Capital 2015, “Google Capital”) and any Affiliate of Google Capital so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(ix)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of the Transaction Agreements (other than the Purchase Agreement) and the Series D/E/F Founder Voting Agreement.

(x)    SLP and any Affiliate of SLP may transfer any Preferred Stock or Registrable Securities to any Affiliate of SLP so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(x)(x), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of this Agreement (as may be amended from time to time) and the Amended and Restated Co-Sale and Right of First Refusal Agreement (as may be amended from time to time).

(xi)    SSP and any Affiliate of SSP may transfer any Preferred Stock or Registrable Securities to any Affiliate of SSP so long as the following requirements are met: (w) such transfer is made for no consideration; (x) five days’ advance written notice is provided to the Company; (y) a customary stock transfer agreement is provided promptly, and, in any event, within five days of receipt of the notice required by Section 2.12(a)(x)(xi), in form reasonably satisfactory to the Company and containing no substantive new obligations or requirements of the transferee to which the transferor is not already subject, executed by the transferee and the transferor; and (z) the transferee becomes a party to each of this Agreement (as may be amended from time to time) and the Amended and Restated Co-Sale and Right of First Refusal Agreement (as may be amended from time to time).

(b)    Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS OF TRANSFER SET FORTH IN THE COMPANY’S BYLAWS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)    Subject to compliance with the Company’s bylaws, the holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Promptly before any proposed sale, pledge, or transfer of any Restricted Securities, or if the IPO has occurred, promptly after any sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d)    Each party hereto who is also a party to the Founder Voting Agreement and/or the Series D/E/F Founder Voting Agreement (as defined in the Purchase Agreement), as applicable, expressly agrees that the transfer restrictions set forth in the Founder Voting Agreement and/or the Series D/E/F Founder Voting Agreement, as applicable, shall apply to all securities (including, but without limitation, all classes of common, preferred, voting and nonvoting capital stock) of the Company which any of them now owns or holds or hereafter acquires or holds by any means, including without limitation by purchase, assignment, conversion of convertible securities or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, including the Founder Voting Agreement and/or the Series D/E/F Founder Voting Agreement.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earlier to occur of:

(a)    the first (1st) anniversary of the IPO, provided that all of such Holder’s Registrable Securities could be sold in any three month period without restriction under SEC Rule 144 at such time; and

(b)    the fifth (5th) anniversary of the IPO.

3.    Information Rights.

3.1    Delivery of Financial Statements to Major Investors. The Company shall deliver, upon request, to (x) each Major Investor and (y) solely with respect to the information set forth in clauses (a), (b), (c) and (e) below, each of Wellington, T. Rowe, Fidelity, Morgan Stanley (each as defined below) and Scottish Mortgage Investment Trust PLC for so long as they advise Advisory Clients who hold Registrable Securities and KPCB Holdings, Inc. for so long as it holds 50% of the Registrable Securities purchased by it pursuant to the Purchase Agreement:

(a)    as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year; (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Section 3.1(d)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year; and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company unless otherwise approved by the Series Seed Director and the Series B Director (as such terms are defined in the Restated Certificate);

(b)    as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)    as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e)    as soon as practicable, but in any event 15 days after the end of each calendar year, a summary capitalization table reflecting each series of preferred stock and each class of common stock as of the end of such calendar year.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its reasonable efforts to cause such registration statement to become effective.

3.2    Inspection; Management Access. The Company shall permit each Major Investor, at such Major Investor’s expense, and on such Major Investor’s written request, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Additionally, no more than once per calendar quarter, the Company shall make members of its management team, as selected by the Company in its sole discretion, available to the representatives of Fidelity Management & Research Company and its Affiliates (“Fidelity”), Morgan Stanley Investment Management Inc. (“Morgan Stanley”), T. Rowe Price Associates, Inc. (“T. Rowe”), and Wellington Management Company LLP (“Wellington”) for so long as such entities are Major Investors, at the Company’s headquarters during normal business hours and on a mutually agreeable date between the Company and such representatives, to answer questions asked by such registered investment advisors and to discuss the state of the Company’s business generally.

3.3    Termination of Information Rights. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate or (iv) such date as the Company receives written notice from a Major Investor that it no longer wishes to receive any of the information set forth in Section 3.1 hereof.

3.4    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Section 3 unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, investment advisors and sub-advisors and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser, prior to receiving any confidential information, agrees to be bound by the provisions of this Section 3.4; (iii) to any direct or indirect retired, current or prospective partner, member, stockholder, investor, equity holder or any existing Affiliate or wholly owned subsidiary of such Investor in the ordinary course of business, provided, that, such Person would not be reasonably considered a competitor of the Company, that such Investor informs such Person that such information is confidential, that such Person is subject to a customary obligation to keep such information confidential that is no less favorable to the Company than the confidentiality terms hereof, and that such Investor shall be responsible for any failure to comply with such terms by such Person; or (iv) as may otherwise be required by law, provided, that, the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary contained in the foregoing, Investors who are Advisory Clients may include confidential information relating to price and value in their reports to shareholders to the extent required and may disclose their holdings in the Company generally; provided, that, such Investors advise such shareholders that such confidential information is confidential and not to be disclosed to third parties.

4.    Rights to Future Stock Issuances.

4.1    Right of First Refusal. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to sell such New Securities, (ii) the number of such New Securities to be sold, (iii) the price and terms, if any, upon which it proposes to sell such New Securities, and (iv) the identity of the Persons to whom the Company proposes to sell such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities (such Major Investor’s “Pro Rata Amount”) which equals the proportion that the Common

Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities (including, for the avoidance of doubt, any Warrants) then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). A Major Investor’s election may be conditioned on the consummation of the transaction described in the Offer Notice. At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all of its Pro Rata Amount (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors that is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares.    The closing of any sale pursuant to this Section 4.1(b) shall occur on the earlier of one hundred and twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if all such sales pursuant to such agreement are not consummated within one hundred twenty (120) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d)    The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); and (ii) shares of Common Stock issued in the IPO.

(e)    Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities, and the identities of the Persons to whom the New Securities were sold. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Section 4.1(b) before giving effect to the issuance of such New Securities. Any Major Investors electing to maintain their respective percentage-ownership positions shall also have rights of oversubscription to purchase New Securities that were purchasable by other Major Investors pursuant to the foregoing sentence but were not so purchased, and such rights of oversubscription shall be apportioned in a manner consistent with the apportionment among Fully Exercising Investors described in Section 4.1(b). The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.

4.2    Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect upon the earlier to occur of: (i) immediately before the consummation of the IPO, or (ii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate.

5.    Additional Covenants.

5.1    Insurance. The Company shall use its commercially reasonable efforts to promptly obtain Directors and Officers liability insurance from a financially sound and reputable insurer in such amount and on such terms as determined by the Board of Directors and reasonably acceptable to Andreessen Horowitz Fund II, L.P. (and its affiliates) (“AH”), and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors and, for so long as a representative of AH serves as a director, AH determine that such insurance should be discontinued.

5.2    Employee Agreements. The Company will cause each person now or hereafter employed or engaged by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets, or performing services that consist of the development of technology, to enter into a customary nondisclosure and proprietary rights assignment agreement.

5.3    Employee Vesting. Unless otherwise approved by the Board of Directors, all employees and consultants of the Company who purchase, receive options to purchase the Company’s capital stock, restricted stock units settleable in the Company’s capital or awards of shares of the Company’s capital stock after the date hereof shall be required to execute option agreements, restricted stock unit agreements or restricted stock agreements, as applicable, providing for (a) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service (or the date of grant in the case of a grant to an existing employee or consultant), and the remaining shares vesting in either (i) equal monthly installments or (ii) equal quarterly installments over the following thirty-six (36) months, and (b) a market stand-off provision no less restrictive than set forth herein. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s bylaws, the Restated Certificate, indemnity agreements, or elsewhere, as the case may be.

5.5    FCPA. The Company represents that it shall not and shall not permit any of its Subsidiaries or, to the extent it has control, any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value on behalf or for the benefit of the Company or any of its Subsidiaries to, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its Subsidiaries to, cease all of its or their respective activities, as well as remediate any actions taken by the Company or any of its Subsidiaries, or any of their respective directors, officers, managers, employees, independent contractors, representatives, or agents, that it knows have violated the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall use reasonable commercial efforts to cause it and each of its Subsidiaries to maintain systems of internal controls (reasonable for a private company that is at the stage of development of the Company) designed to enable the Company and each of its Subsidiaries to comply with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

5.6    Termination of Covenants. The covenants set forth in this Section 5, except for Section 5.4 and Section 5.7, shall terminate and be of no further force or effect upon the earliest to occur of: (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Restated Certificate.

5.7    Transactions with Green Dot. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia Capital; provided, that, such covenant shall terminate upon the earlier of such time as (a) Sequoia Capital XII, Sequoia Technology Partners XII, Sequoia Capital XII Principals Fund, SC US GF V Holdings, Ltd., SCHF CIF, LP/CIF 2015-A Series SCHF (M) PV, LP, Sequoia Capital China GF Holdco III-A, Ltd., Sequoia Capital Global Growth Fund, LP and Sequoia Capital Global Growth Principals Fund, LP own less than 5% of any class of voting securities (as determined under the Bank Holding Company Act) of the Company and (b) Sequoia Capital investment entities cease to own any shares of capital stock of Green Dot Corporation.

5.8    Use of Investor Names. Except as (a) required in connection with a registration statement under the Securities Act or other filings required by the Exchange Act, (b) required by any other applicable securities laws or (c) compelled under applicable law or regulations, or (d) requested in connection with any proceeding by or before a governmental or judicial authority, regulatory or administrative body (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand, request for cooperation or similar process), the Company shall not use the name or trademarks of any of Fidelity, Morgan Stanley, T. Rowe Price, Wellington, GA, HH (including “Hillhouse”, “Gaoling” and “高瓴”), Tiger, TCV or Technology Crossover Ventures, Google Capital, Google Inc. or Alphabet, Inc. or any of their respective Affiliates or any managing partner of the foregoing, or (if applicable) any Investors advised by any of them, in any publicly-available materials (including, without limitation, in any press release relating to the sale of equity securities of the Company) without the prior written consent from such Person, as applicable.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder or such Holder’s Affiliate; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 1% of the shares of Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Holder or such Holder’s Affiliate; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

6.3    Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, including electronic signature, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (d) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (e) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to Greylock Partners or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, Attn: Anthony McCusker, 135 Commonwealth Drive, Menlo Park, CA 94025. If notice is given to AH, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, Attn: Anthony McCusker, 135 Commonwealth Drive, Menlo Park, CA 94025, and if notice is given to DST Global II, L.P. or DST Team Fund Limited, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, Attn: James A. Hutchinson and Josh Klatzkin, 901 New York Avenue, NW Washington DC 20001. If notice is given to FF or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Cooley LLP, 101 California St., 5th Floor, San Francisco, CA 94111, Attn: Peter H. Werner. If notice is given to TPG, DT or their respective Affiliates, a copy (which shall not constitute notice) shall also be sent to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, Attn: Carl Marcellino. If notice is given to any Advisory Client of T. Rowe, Morgan Stanley or Fidelity or their respective Affiliates (each, an “Investor Advisory Client”), a copy (which shall not constitute notice) shall also be sent to Duane Morris, LLP, 1300 Post Oak Blvd, Suite 800, Houston, TX 77056, Attn: Keli Whitlock (***). If notice is given to GA or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, Attn: Matthew Abbott (***) and Neil Goldman (***). If notice is given to HH or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter 28F, One Exchange Square, 8 Connaught Place, Central, Hong Kong Attention: Yash Rana (***). If notice is given to Tiger or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Gunderson Dettmer, LLP, 220 W 42nd Street, 20th Floor, New York, NY 10036, Attn: Greg Volkmar (***). If notice is given to SLP or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attn: Sean Rodgers (***) and Laura Sullivan (***). If notice is given to SSP or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attn: Sean Rodgers (***) and Laura Sullivan (***). If notice is given to TCV or its Affiliates, a copy (which shall not constitute notice) shall also be sent to Weil, Gotshal & Manges LLP, 100 Federal Street, Boston, Massachusetts 02110, Attn: Kevin J. Sullivan (***). If notice is given to the Company, it shall be sent to Attention: Chief Executive Officer, 888 Brannan Street, San Francisco, CA 94103 (***); and a copy (which shall not constitute notice) shall also be sent to Simpson Thacher & Bartlett LLP, Attn: Kevin Kennedy (***) and Atif Azher (***), 2475 Hanover Street, Palo Alto, CA 94304 and to Fenwick & West LLP, Attn: Samuel Angus and Michael Brown, 555 California St., 12th Floor, San

Francisco, CA 94104. If no facsimile number is listed on Schedule A for a party (or above in the case of the Company), notices and communications given or made by facsimile shall not be deemed effectively given to such party.

6.6    Amendments and Waivers. Any amendment or addition to the terms of, or rights or obligations provided under, this Agreement or the waiver of the observance of any terms, rights or obligations of this Agreement (either generally or in a particular instance, and either retroactively or prospectively) requires the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, that the Company may in its sole discretion waive compliance with Section 2.12(c); provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party, provided that the amendment and/or waiver of any provision hereof which adversely affects the registration rights of the Founders under Section 2.2 hereof shall require the written consent of holder of at least a majority of the outstanding Founder Registrable Securities; provided, further, that if such amendment and/or waiver would treat holders of Series B Stock in a materially adverse manner which is disproportionate to the treatment of the holders of Preferred Stock generally under this Agreement, then such amendment and/or waiver shall require the written consent of the holders of at least a majority of the outstanding Series B Stock; provided, further, that if such amendment and/or waiver would treat holders of Series C Stock in a materially adverse manner which is disproportionate to the treatment of the holders of Preferred Stock generally under this Agreement, then such amendment and/or waiver shall require the written consent of the holders of a majority of the outstanding Series C Stock; provided, further, that if such amendment and/or waiver would treat holders of Series D Stock in a materially adverse manner which is disproportionate to the treatment of the holders of Preferred Stock generally under this Agreement, then such amendment and/or waiver shall require the written consent of the holders of at least 66 2/3% of the outstanding Series D Stock; provided, further, that if such amendment and/or waiver would treat holders of Series E Stock in a materially adverse manner which is disproportionate to the treatment of the holders of Preferred Stock generally under this Agreement, then such amendment and/or waiver shall require the written consent of the holders of a majority of the outstanding Series E Stock; provided, further, that if such amendment and/or waiver would treat holders of Series F Stock in a materially adverse manner which is disproportionate to the treatment of the holders of Preferred Stock generally under this Agreement, then such amendment and/or waiver shall require the written consent of the holders of a majority of the outstanding Series F Stock; provided, further, that if such amendment and/or waiver would treat the holders of a Warrant or shares of Common Stock issued or issuable pursuant to the Warrants in a materially adverse manner which is disproportionate to the treatment of the holders of shares of Preferred Stock generally under this Agreement, then such amendment and/or waiver shall require the written consent of the holders of a majority of the Warrants and shares of Common Stock issued or issuable pursuant to the Warrants (for the avoidance of doubt, no such change shall be deemed to disproportionately affect the holders of shares of Common Stock issued or issuable pursuant to the Warrants if it modifies terms, rights, or obligations of the Preferred Stock that are inapplicable to the Common Stock by virtue of the different terms, rights or obligations of such securities); provided, further, that any increase to the number of shares threshold set forth in the definition of “Major Investor” herein (Section 1.15) shall require the written consent of the holders of at least seventy percent (70%) of the outstanding Series B Stock, the holders of a majority of the outstanding Series C Stock, the holders of at least 66 2/3% of the Series D Stock, the holders of a majority of the outstanding Series E Stock, the holders of a majority of the outstanding Series F Stock and the holders of a majority of the shares of Common Stock issued or issuable pursuant to the Warrants; and provided, further, that, notwithstanding anything herein to the contrary, so long as any of TPG or DT, together with its respective Affiliates, qualifies as a Major Investor, the rights of Major Investors pursuant to this Agreement, including those set forth in Sections 3.1, 3.2 and 4.1 and this Section 6.6 may not be amended, qualified or waived without the written consent of each of TPG or DT; provided, further, the respective rights of each of TPG, DT, GA, HH, SLP, SSP, Tiger, Google Capital and TCV set forth in Section 2.12(a) and this Section 6.6 may not be amended, qualified or waived without the written consent of each of TPG, DT, GA, HH, SLP, SSP, Tiger, Google Capital and TCV, as applicable; provided, further, that, notwithstanding anything herein to the contrary, so long as Advisory Clients hold Registrable Securities, none of (w) the definition of “Advisory Clients,” (x) the rights of Advisory Clients contained in Section 3.1 and 3.2, (y) the rights of Advisory Clients set forth in Section 2.12(a) or (z) this Section 6.6 may be amended, qualified or waived without the consent of the Investor Advisory Clients holding at least a majority of the Registrable Securities then held by Investor Advisory Clients. For clarity it is acknowledged and agreed that the amendment or restatement of this Agreement to provide for the joinder or addition of any new or additional party, as an “Investor” hereunder, and/or to subject shares of a new or existing class or series of Company capital stock as “Registrable Securities”, shall not be deemed to treat the holders of Series B Stock, Series C Stock, Series D, Series E or Series F Stock in a materially adverse manner which is disproportionate to the treatment of the holders of Preferred Stock generally under this Agreement. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series F Stock after the date hereof pursuant to the Purchase Agreement or Other Purchase Agreement (as defined in the Purchase Agreement), any purchaser of such shares of Series F Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.13    Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.14    Acknowledgement. The Company acknowledges that the Investors and their respective affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person shall:

(a)    have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b)    in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual or other legal obligation of confidentiality to which the Company is subject.

Notwithstanding anything in this Section 6.14 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.

For the purposes of this Section 6.14, “Covered Persons” shall have the meaning set forth in the Company’s Certificate of Incorporation, as amended.

6.15     Prior Agreement Superseded; Waiver of Right of First Refusal. Pursuant to Section 6.6 of the Prior Agreement, the undersigned parties who are parties to such Prior Agreement hereby amend and restate the Prior Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Agreement shall be terminated and entirely replaced and superseded by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY

AIRBNB, INC.

By:	/s/ David Stephenson
	Name:	David Stephenson
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

SLP CONSTELLATION AGGREGATOR, L.P.

By: SLP V Aggregator GP, L.L.C.

By: Silver Lake Technology Associates V, L.P.

By: SLTA V (GP), L.L.C.

By Silver Lake Group, L.L.C.

By:	/s/ Egor Durban
Name:	Egor Durban
Title:	Co-CEO

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

TCS FINANCE (A), LLC

By:	/s/ Steven Pluss
Name:	Steven Pluss
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

REDWOOD IV FINANCE 1, LLC

By:	/s/ Steven Pluss
Name:	Steven Pluss
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR

TAO FINANCE 1, LLC

By:	/s/ Steven Pluss
Name:	Steven Pluss
Title:	Vice President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

ANDREESSEN HOROWITZ FUND II, L.P.
as nominee for
Andreessen Horowitz Fund II, L.P.
Andreessen Horowitz Fund II-A, L.P. and
Andreessen Horowitz Fund II-B, L.P.

By: AH Equity Partners II, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	COO

AH ANNEX FUND, L.P.
By: AH Equity Partners II, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	COO

AH PARALLEL FUND, L.P.
By: AH Equity Partners II, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name:	Scott Kupor
Title:	COO

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

GREYLOCK XIII LIMITED PARTNERSHIP
By: Greylock XIII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Senior Managing Member

GREYLOCK XIII-A LIMITED PARTNERSHIP
By: Greylock XIII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Senior Managing Member

GREYLOCK XIII PRINCIPALS LLC
By: Greylock Management Corporation, Sole Member

By:	/s/ David A. Sullivan
Name:	David A. Sullivan
Title:	CFO

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

SEQUOIA CAPITAL XII
SEQUOIA TECHNOLOGY PARTNERS XII
SEQUOIA CAPITAL XII PRINCIPALS FUND

By:	SC XII Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Managing Member

SC US GF V HOLDINGS, LTD.
a Cayman Islands exempted company

By:	SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.
both Cayman Islands exempted limited partnerships, its Members

By:	SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC GF V TT, LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

SEQUOIA CAPITAL GLOBAL GROWTH FUND, LP SEQUOIA CAPITAL GLOBAL GROWTH PRINCIPALS FUND, LP

By:	SCGGF Management, LP
A Cayman Island exempted limited partnership

By:	SC US (TTGP), LTD.,
A Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SEQUOIA CAPITAL CHINA GF HOLDCO III-A, LTD.

By:	/s/ Eva Ip
Name:	Eva Ip
Title:	Authorized Signatory

SCGE FUND, L.P.
By:	SCGE (LTGP), L.P.
a Cayman Islands exempted limited partnership
its General Partner

By:	/s/ Kimberly Summe
Name:	Kimberly Summe
Title:	Chief Operating Officer and General Counsel

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

SEQUOIA CAPITAL GLOBAL GROWTH FUND II, L.P.
a Cayman Islands exempted limited partnership

By:	SC GLOBAL GROWTH II MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SEQUOIA CAPITAL GLOBAL GROWTH II PRINCIPALS FUND, L.P.
a Cayman Islands exempted limited partnership

By:	SC GLOBAL GROWTH II MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

SEQUOIA CAPITAL U.S. GROWTH FUND VII, L.P.
a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH VII MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

SEQUOIA CAPITAL U.S. GROWTH VII PRINCIPALS FUND, L.P.
a Cayman Islands exempted limited partnership

By:	SC U.S. GROWTH VII MANAGEMENT, L.P.
a Cayman Islands exempted limited partnership General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Alfred Lin
Name:	Alfred Lin
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS

SCHF CIF, LP/CIF 2015-A SERIES
SCHF (M) PV, LP

By:	SCHF (GPE), LLC
Its General Partner

By:	/s/ Irwin Gross
Irwin Gross, Managing Member
Date: 4/11/2020

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

INVESTORS

Hemat Holdings Limited

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC ***

PRIME RETAIL LIMITED INTEGRITIS INVESTMENTS LIMITED *** 2014 Eli J. Fonseca Trust 2014 Isabella H. Fonseca Trust 2014 Sophia E. Fonseca Trust ***

HS Investments NA2 Limited ***

HS Investments NA3 Limited ***

GOOGLE CAPITAL 2015, LP GOOGLE CAPITAL 2016, LP ***

TCV VIII, L.P. TCV VIII (A), L.P. TCV VIII (B), L.P. TCV Member Fund, L.P. ***

GLADE BROOK PRIVATE INVESTORS IX LLC ***

Alliance Max (Cayman) Limited ***

Emerson Collective Investments, LLC ***

Crescent Holding GmbH ***

ICONIQ STRATEGIC PARTNERS II, L.P. ICONIQ STRATEGIC PARTNERS II-B, L.P. ICONIQ STRATEGIC PARTNERS II CO-INVEST, L.P. *** 91313 Investment Holdings LLC ***

Dogfish Head Investments LLC *** 2000 LTT Asset Corporation ***

National Philanthropic Trust ***

RAINBOW ZONE ENTERPRISE INC ***

Geodesic Capital Fund I, L.P. ***

ALTIMETER PARTNERS FUND, L.P. ***

Adam D’Angelo Revocable Trust ***

Marie Noorbergen ***

General Atlantic (AB), L.P. ***

HILLHOUSE AB HOLDINGS LIMITED ***

Tiger Global Private Investment Partners IX, L.P. Tiger Global Investments, L.P. Tiger Global Long Opportunities Master Fund, L.P. ***

Scottish Mortgage Investment Trust PLC ***

China Broadband Capital Partners III, L.P. CBC III Co-Investment Fund, L.P. ***

GGV Capital V L.P. GGV Capital V Entrepreneurs Fund L.P. GGV Capital Select L.P. ***

KPCB Holdings, Inc., as nominee ***

Glassford Investments Limited ***

Dahlia Investments Pte. Ltd. ***

Wellington Management Company LLP

***

Anchor Series Capital Appreciation Portfolio

ConocoPhillips Retirement Plan

Genuine Parts Company Pension Plan

Global Multi-Strategy Fund

Greatlink Global Technology Fund

Growth Portfolio

Hadley Harbor Master Investors (Cayman) L.P.

Hartford Capital Appreciation HLS Fund

Hartford Global Capital Appreciation Fund

Ithan Creek Master Investors (Cayman) L.P.

Mid Cap Growth Portfolio

Pacific Resources Fund Limited

Science & Technology Fund

The Hartford Capital Appreciation Fund

The Hartford Global All-Asset Fund

Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust

Vanguard U.S. Growth Fund

TPG AURA HOLDINGS, L.P. ***

DF Tour Investments, LLC ***

DRAGONEER TRAVEL, L.P. ***

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

***

MORGAN STANLEY INSTITUTIONAL FUND, INC. – GROWTH PORTFOLIO

MORGAN STANLEY VARIABLE INVESTMENT SERIES – MULTI CAP GROWTH PORTFOLIO

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. – MID CAP GROWTH PORTFOLIO

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. – GROWTH PORTFOLIO

MORGAN STANLEY MULTI CAP GROWTH TRUST

MORGAN STANLEY INSTITUTIONAL FUND, INC. – OPPORTUNITY PORTFOLIO

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST – AZL MORGAN STANLEY MID CAP GROWTH FUND

MORGAN STANLEY INVESTMENT MANAGEMENT GROWTH TRUST

MET INVESTORS SERIES TRUST – MORGAN STANLEY MID CAP GROWTH PORTFOLIO

MORGAN STANLEY INSTITUTIONAL FUND, INC. – GLOBAL DISCOVERY PORTFOLIO

FIDELITY RUTLAND SQUARE TRUST II - STRATEGIC ADVISERS GROWTH FUND

VALIC COMPANY I - MID CAP STRATEGIC GROWTH FUND

MORGAN STANLEY INSTITUTIONAL FUND, INC. – GLOBAL OPPORTUNITY PORTFOLIO

ANDREESSEN HOROWITZ FUND II, L.P. AH ANNEX FUND, L.P. AH PARALLEL FUND, L.P.

DST GLOBAL II, L.P. DST TEAM FUND LIMITED

GENERAL CATALYST GROUP IV, LP GC ENTREPRENEURS FUND IV, LP

GREYLOCK XIII LIMITED PARTNERSHIP GREYLOCK XIII-A LIMITED PARTNERSHIP GREYLOCK XIII PRINCIPALS LLC ***

SEQUOIA CAPITAL XII

SEQUOIA TECHNOLOGY PARTNERS XII

SEQUOIA CAPITAL XII PRINCIPALS FUND

SEQUOIA CAPITAL GLOBAL GROWTH FUND, L.P.

SEQUOIA CAPITAL GLOBAL GROWTH PRINCIPALS FUND, LP

SEQUOIA CAPITAL CHINA GF HOLDCO III-A, LTD.

***

SC US GF V HOLDINGS, LTD. ***

SCGE FUND, L.P. ***

SCHF CIF, L.P./CIF 2015-A Series SCHF (M) PV, LP ***

YOUNIVERSITY VENTURES, LLC ***

SV ANGEL II-Q, L.P. SV ANGEL III, L.P. ***

A-GRADE INVESTMENTS, LLC

Jeremy Stoppelman, Ttee UTD 3/16/10 ***

Explore Holdings LLC ***

Pinky Swear Trust

Allen & Co. LLC as nominee for itself and certain employees

Crunch Fund I, LP

Aviv Nevo

The Founders Fund II, LP

The Founders Fund II Entrepreneurs Fund, LP

The Founders Fund II Principals Fund, LP

The Founders Fund III, LP

The Founders Fund III Entrepreneurs Fund, LP

The Founders Fund III Principals Fund, LP

The Founders Fund IV, LP

The Founders Fund IV Principals Fund, LP

Awari Capital GmbH

Hommels Holding GmbH

Axel Springer AG ***

Conway Family Partnership, L.P.

SVB CAPITAL PARTNERS II, L.P.

Elevation Investors II – Series F, LLC ***

Rosensweig Family Revocable Trust U/A/D 03/12/2007

Pensco Trust Company FBO David O. Sacks Roth IRA #20007614 ***

Regeton LLC ***

First Republic Trust Company of Delaware LLC, Trustee for the Sacks Family 2012 Generation-Skipping Trust DTD 12/28/2012 ***

Paul Buchheit ***

MAG & CO FBO FIDELITY CONTRAFUND COMMINGLED POOL

MAG & CO FBO FIDELITY CONTRAFUND: FIDELITY CONTRAFUND

MAG & CO FBO FIDELITY CONTRAFUND: FIDELITY SERIES OPPORTUNISTIC INSIGHTS FUND

MAG & CO FBO FIDELITY CONTRAFUND: FIDELITY ADVISOR SERIES OPPORTUNISTIC INSIGHTS FUND

BROWN BROTHERS HARRIMAN & CO

***

Fidelity Canadian Growth Company Fund Fidelity Special Situations Fund ***

T. ROWE PRICE ASSOCIATES, INC.

***

T. ROWE PRICE GROWTH STOCK FUND

JNL SERIES TRUST - JNL/T. ROWE PRICE ESTABLISH GROWTH FUND

SEASONS SERIES TRUST - STOCK PORTFOLIO

VOYA PARTNERS, INC. – VY T. ROWE PRICE GROWTH EQUITY PORTFOLIO (FORMERLY KNOWN AS ING PARTNERS, INC. - ING T. ROWE PRICE GROWTH EQUITY PORTFOLIO)

METROPOLITAN SERIES FUND, INC. - T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO

THRIVENT SERIES FUND, INC. - THRIVENT PARTNER GROWTH STOCK PORTFOLIO

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST - LVIP T. ROWE PRICE GROWTH STOCK FUND

OPTIMUM FUND TRUST - OPTIMUM LARGE CAP GROWTH FUND

PENN SERIES FUNDS, INC. - LARGE GROWTH STOCK FUND

CONAGRA FOODS, INC. MASTER TRUST AGREEMENT FOR DEFINED BENEFIT PLANS

T. ROWE PRICE GROWTH STOCK TRUST

SONY MASTER TRUST

THE EAST BAY MUNICIPAL UTILITY DISTRICT EMPLOYEES RETIREMENT SYSTEM

ADVANTUS CAPITAL MANAGEMENT, INC. -

MINNESOTA LIFE INSURANCE COMPANY

SAVINGS BOARD OF THE NFL PLAYER SECOND CAREER SAVINGS PLAN

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

AON SAVINGS PLAN – U.S. LARGE COMPANY GROWTH FUND

T. ROWE PRICE INSTITUTIONAL LARGE-CAP GROWTH FUND

PRINCIPAL FUND, INC. - PRINCIPAL LARGECAP GROWTH I FUND

PRINCIPAL VARIABLE CONTRACTS FUNDS, INC. - LARGECAP GROWTH 1 SERIES

OHIO OPERATING ENGINEERS PENSION FUND

UNION PACIFIC CORPORATION MASTER RETIREMENT TRUST

HARRIS CORPORATION MASTER TRUST

SEARS 401(K) SAVINGS PLAN

THE GRAND LODGE CONSOLIDATED FUND

XEROX CORPORATION TRUST TO FUNDS RETIREMENT PLANS

NEXTERA ENERGY INC. EMPLOYEE PENSION PLAN

MASTER TRUST FOR RETIREMENT SAVINGS PLANS OF NEXTERA ENERGY, INC. AND AFFILIATES

BAE MASTER TRUST PENSION INVESTMENT TRUST

THE PENSION PLANS OF LYONDELL CHEMICAL COMPANY AND ITS SUBSIDIARIES AND AFFILIATES

USG CORPORATION RETIREMENT PLAN

MONSANTO COMPANY DEFINED CONTRIBUTION AND EMPLOYEE STOCK OWNERSHIP TRUST

T. ROWE PRICE U.S. EQUITIES TRUST

MARRIOTT INTERNATIONAL, INC. POOLED INVESTMENT TRUST FOR PARTICIPANT DIRECTED ACCOUNTS

TUCSON SUPPLEMENTAL RETIREMENT SYSTEM

UNIVERSITY OF COLORADO HEALTH

DELTA AIR LINES, INC. DEFINED CONTRIBUTION PLANS MASTER TRUST

DELL, INC. 401(K) PLAN

BECHTEL TRUST & THRIFT PLAN

CALERES, INC. RETIREMENT PLAN (FORMERLY KNON AS BROWN SHOE COMPANY, INC. RETIREMENT PLAN)

BLUE CROSS AND BLUE SHIELD OF KANSAS CITY

CORNING INCORPORATED INVESTMENT MASTER TRUST

THE KP FUNDS - KP LARGE CAP EQUITY FUND

CITY OF WARWICK PENSION PLANS

TRP MEDIA & TELECOMMUNICATIONS FUND

TD ENTERTAINMENT & COMMUNICATIONS FD

T. ROWE PRICE DIVERSIFIED MID-CAP GROWTH FUND, INC.

THE BUNTING FAMILY III, LLC

SEASONS SERIES TRUST - MID-CAP GROWTH PORTFOLIO

THE BUNTING FAMILY VI SOCIALLY RESPONSIBLE LLC

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST - LVIP T. ROWE PRICE STRUCTURED MID CAP GROWTH PORTFOLIO

VOYA PARTNERS, INC. – VY T. ROWE PRICE DIVERSIFIED MID CAP GROWTH PORTFOLIO (FORMERLY KNOWN AS ING PARTNERS, INC. - ING T. ROWE PRICE DIVERSIFIED MID CAP GROWTH PORTFOLIO)

T. ROWE PRICE TAX-EFFICIENT EQUITY FUND

JEFLION INVESTMENT COMPANY

JEFFREY LLC

THE JEFFREY COMPANY

BUNTING US EQUITY PORTFOLIO TAX EXEMPT LLC (FORMERLY KNOWN AS DOROTHY W. BUNTING CHARITABLE TRUST)

T. ROWE PRICE TAX-EFFICIENT EQUITY FUND

THE MASTER TRUST ADOPTED BY THE HOME DEPOT FUTUREBUILDER AND THE HOME DEPOT FUTUREBUILDER FOR PUERTO RICO PLANS

OHIO PUBLIC EMPLOYEES DEFERRED COMPENSATION PROGRAM

CITY OF TALLAHASSEE

VALIC COMPANY I – SCIENCE & TECHNOLOGY FUND

JOHN HANCOCK VARIABLE INSURANCE TRUST – SCIENCE & TECHNOLOGY TRUST

JOHN HANCOCK FUNDS II – SCIENCE & TECHNOLOGY FUND

Caterpillar, Inc. Master Pension Trust Caterpillar, Inc. Group Insurance Master Trust Caterpillar Investment Trust ***

Math+Magic LLC ***

Steamboat Park Investments LLC (formerly known as MMM Investments LLC) ***

TX Evolution LLC ***

Sherpa Ventures Fund, LP ***

RNT Associates International Pte Ltd ***

Le Peigné SA, a Belgian Société Anonyme ***

DAXN, Inc. ***

Culture Convenience Club Co., Ltd. ***

Times Internet ***

TJMT Holdings LLC ***

Rory Babich ***

Graham Free ***

Boulevard A2015 LLC ***

FirstMark Capital OF I, L.P. FirstMark Capital A1, L.P. ***

Airbnb 2015 Series E LLC ***

SLP Constellation Aggregator, L.P. ***

TCS Finance (A), LLC Redwood IV Finance 1, LLC TAO Finance 1, LLC ***

SCHEDULE B

FOUNDERS

Joe Gebbia, as Trustee of the Gebbia Revocable Trust

Brian Chesky

Nathan Blecharczyk, as Trustee of the Blecharczyk Revocable Trust

Guernica LLC

Deborah Chesky, as Trustee of the Brian Chesky 2016 Grantor Retained Annuity Trust, and not individually